Exhibit 99.1

NantKwest Names Richard Adcock Chief Executive Officer

Experienced Six Sigma healthcare executive bolsters leadership team at key juncture; will work closely with Dr. Patrick Soon-Shiong who will serve as Executive Chairman

EL SEGUNDO, Calif., October 26, 2020 — NantKwest, Inc. (NASDAQ: NK), a clinical-stage, natural killer cell-based therapeutics company, today appointed healthcare industry veteran with proven operational skills Richard Adcock as its Chief Executive Officer, effective immediately. Adcock brings extensive leadership experience to NantKwest as the company advances rapidly in the development of natural killer cell-based immunotherapies for cancer and serious infectious diseases. Rich will assume the role of CEO from Dr. Patrick Soon-Shiong, who will become Executive Chairman of the Board. Dr. Soon-Shiong remains the largest shareholder in NantKwest.

“I’m excited to have Rich, with his extensive experience and unwavering commitment to innovation and operations, at the helm of NantKwest at a crucial time for the company and for the entire healthcare industry,” said Dr. Soon-Shiong. “Not only is Rich uniquely qualified to take on this role, but having worked with him for several years, I am confident that he is the right leader to advance NantKwest and its mission. As established leaders in the natural killer cell therapy space, we will leverage Rich’s unique combination of engineering and operational skills, as well as his understanding of the complex needs of health systems in cell therapy, to propel us forward. I intend to work closely with him and continue to maintain an active role in achieving NantKwest’s mission to harness the power of natural killer cells and the human immune system to transform the treatment of cancers and serious infectious diseases.”

“I am thrilled to be joining Dr. Soon-Shiong and the NantKwest team on the quest to cure cancer and infectious diseases using natural killer cell therapy,” said Richard Adcock. “I look forward to using my experience in healthcare research and delivery to help accelerate NantKwest’s growth.”

Adcock was most recently CEO of Verity Health Systems, a California-based nonprofit healthcare system that he steered through a successful restructuring event. Prior to joining Verity Health, Adcock served as Executive Vice President and Chief Innovation Officer for Sanford Health, the largest rural nonprofit healthcare system in the U.S. with more than 382 locations and 28,000 employees. While at Sanford, he was responsible for leading the healthcare company’s growth and innovation, in addition to direct operational oversight of related entities including Sanford Research, Sanford Health Plan, Sanford Foundation and Sanford Frontiers. During his time at Sanford he learned firsthand how essential it is to keep the patient at the center of all healthcare decisions, this was even more important as Sanford Health brought forth many new exciting treatments, therapies and medical devices from their own research efforts. Earlier in his career, Adcock was director of engineering and a Six Sigma Master Black Belt for GE Medical Systems. He began his career in the medical field as co-owner and vice president of research and development at medical equipment supplier Micro Medical Systems.

As Executive Chairman, Soon-Shiong will continue to play a key, active role in NantKwest’s business and in the development of the company’s long-term business strategy.

About NantKwest

NantKwest (NASDAQ: NK) is an innovative, clinical-stage, immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases. NantKwest is the leading producer of clinical dose forms of off-the-shelf natural killer (NK) cell therapies. The activated NK cell platform is designed to destroy cancer and virally-infected cells. The safety of these optimized, activated NK cells—as well as their activity against a broad range of cancers—has been tested in phase I clinical trials in Canada and Europe, as well as in multiple phase I and II clinical trials in the United States. By leveraging an integrated and extensive genomics and transcriptomics discovery and development engine, together with a pipeline of multiple, clinical-stage, immuno-oncology programs, NantKwest’s goal is to transform medicine by bringing novel NK cell-based therapies to routine clinical care. NantKwest is a member of the NantWorks ecosystem of companies. For more information, please visit www.nantkwest.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying that NantKwest will be successful in improving the treatment of cancer or other critical illnesses, including COVID-19. Risks and uncertainties related to these endeavors include, but are not limited to, obtaining FDA approval of NantKwest’s NK cells and MSC as well as other therapeutics and manufacturing challenges.

Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

These and other risks regarding NantKwest’s business are described in detail in its Securities and Exchange Commission filings, including in NantKwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.